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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-14617), Post-Effective Amendment No. 3 to Registration Statement No. 33-55153 and Post-Effective Amendment No. 5 to Registration Statement No. 33-44327 (collectively, the "Registration Statements"), to the use of our report (which is included in the Definitive Schedule 14A of El Paso Natural Gas Company ("El Paso"), which is included in El Paso's Current Report on Form 8-K/A dated November 5, 1996) dated October 1, 1996 for the Businesses of Newport News; and to all references to our Firm included in the Registration Statements.

                                          Arthur Andersen LLP

Washington, D.C.
November 5, 1996